FORUM SHAREHOLDER SERVICES
                     TRANSFER AGENCY AND SERVICES AGREEMENT

                                 CHARTWELL FUNDS

                                   APPENDIX B
                                FEES AND EXPENSES
(i)      BASE FEES
         o    $1,500 per month each, for two to five CUSIPs (share classes);
         o A reduction of $759 per month each Advisor share class will be applied so long as each contains a single omnibus account with minimal trading (1 trade per day average).

(ii)     ACCOUNT FEES
         o    $1.50 per month per open direct shareholder account.
         o $1.25 per month per open NSCC Networked Level 3 shareholder account.
         o    $0.25 per month per closed shareholder account.

(iii)    INTERNET FEES
         o Client and Financial Intermediary Remote Inquiry included in base fee above.
         o Shareholder Remote Inquiry/Trading/Account Opening - $500 per month per Fund.

(iv)     OUT-OF-POCKET AND RELATED EXPENSES
         The Trust, on behalf of the applicable Fund, shall reimburse Forum for all out-of-pocket and ancillary expenses in providing the services described in this Agreement, including but not limited to the cost of (or appropriate share of the cost of): (i) stock for statements, confirmations, applications, forms, certificates, checks, drafts, envelope and stationery, (ii) printing and clearing, (iii) literature fulfillment, statement, confirmation, tax form and letter preparation, insertion, mailing and delivery, (iv) communications, (v) checks and drafts, (vi) NSCC fees and expenses, (vii) fees and expenses of outside proxy solicitors and tabulators, (viii) record storage, imaging, microfilm and microfiche, (ix) reproduction, (x) escheatment, (xi) AML software and audit charges, and (xii) travel requested by the Trust. In addition, any other expenses incurred by Forum with respect to compliance by the Trust with any new laws or regulations that come into effect after the date of the Agreement, or incurred by Forum at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Fund or Class.


                                    THE ADVISORS' INNER CIRCLE FUND

                             By: /s/ William E. Zitelli         Date: 12/09/02
                             --------------------------         --------------
                             William E. Zitelli
                             Vice President

                             FORUM SHAREHOLDER SERVICES, LLC

                             By: /s/ Lisa J. Weymouth           Date: 11/27/02
                             ------------------------           --------------
                             Lisa J. Weymouth
                             Director